SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


     Date of Report (Date of earliest event reported) June 24, 1999

                    BIOCONTROL TECHNOLOGY, INC.
       (Exact name of registrant as specified in its charter)


   Pennsylvania                   0-10822                   25-1229323
 (State of other jurisdiction  (Commission File Number)    (IRS Employer
   of incorporation)                                      Identification No.)



            300 Indian Springs Road, Indiana, Pennsylvania 15701
           (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)







Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          Biocontrol Technology, Inc. announced today in response to the recent drop in its stock value that nothing material to the Company has occurred to cause such a decline. The Company is in a solid financial position and the Diasensor, Petrol Rem, and IDT subsidiaries are all making excellent progress with their respective projects and have added directors highly respected in their fields. Biocontrol has had an 18% increase in its staff with 6% being rehires of staff laid off at the end of 1998 or beginning of 1999.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  June 24, 1999


                                        BICO
                            BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                Pittsburgh, PA  15220
Press Release

Investors                                      Media
Diane McQuaide                                 Susan Taylor
1.412.429.0673  phone                          1.412.429.0673 phone
1.412.279.9690  fax                            1.412.279.5041 fax


         BIOCONTROL SAYS NO MATERIAL REASON FOR STOCK DROP

     Pittsburgh, PA - June 24, 1999 - Biocontrol Technology, Inc. (OTCBB:BICO) announced today in response to the recent drop in its stock value that nothing material to the Company has occurred to cause such a decline.
     On the contrary, the Company is in a solid financial position and the Diasensor, Petrol Rem, and IDT subsidiaries are all making excellent progress with their respective projects and have added directors highly respected in their fields. Also,
Biocontrol has had an 18% increase in its staff with 6% being rehires of staff laid off at the end of 1998 or beginning of 1999.
     On May 24, 1999, the first module of Biocontrol's modular premarket approval application (PMA) submission for the Diasensor 2000 was submitted to the FDA, which has 90 days in which to respond. Biocontrol continues to move forward on the second module and the enhancements to the operating software and hardware necessary for the telemedicine program utilizing the Diasensor 2000.
     The Diasensor 2000 is a home-use instrument used by patients with diabetes to measure their blood glucose without the need to prick the finger to obtain a drop of blood. Patients using currently marketed invasive devices require that patients prick their fingers to obtain a sample of blood to test their glucose. The Diasensor 2000 illuminates a small area on the patient's arm with infrared light, which is then scattered back out through the skin and collected by the instrument. This information is interpreted by software in the instrument as a blood glucose concentration.
     Biocontrol   Technology  has  its  corporate   offices   in
Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. Subsidiary Diasensor.com, Inc., also located in Pittsburgh, PA, markets the Diasensor. Diasensor.com owns the patent, marketing and distribution  rights  to  the sensor  while  Biocontrol  has  the
exclusive   rights   to   the  research   and   development   and
manufacturing of the sensor.
WEBSITE:  www.bico.com
INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204